                                                               Exhibit 10.5

                  __________________________________________________

                            THE ELECTRONICS BOUTIQUE, INC.

                  __________________________________________________




                  __________________________________________________
                  __________________________________________________


                              LOAN AND SECURITY AGREEMENT

                         Dated:  March 16,  1998


                  __________________________________________________
                  __________________________________________________




                  __________________________________________________

                              FLEET CAPITAL CORPORATION
                  __________________________________________________




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                                  TABLE OF CONTENTS

                                                                         Page
                                                                         ----
SECTION 1. CREDIT  FACILITY. . . . . . . . . . . . . . . . . . . . . . . . .1
     1.1  Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . . .1
     1.2  Supplemental Loan. . . . . . . . . . . . . . . . . . . . . . . . .1
SECTION 2. INTEREST, FEES AND CHARGES. . . . . . . . . . . . . . . . . . . .2
     2.1  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.2  Computation of Interest and Fees . . . . . . . . . . . . . . . . .4
     2.3  Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . .4
     2.4  Collateral Management Fee. . . . . . . . . . . . . . . . . . . . .4
     2.5  Audit and Appraisal Fees . . . . . . . . . . . . . . . . . . . . .4
     2.6  Reimbursement of Expenses. . . . . . . . . . . . . . . . . . . . .4
     2.7  Bank Charges . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     2.8  Indemnity re: LIBOR. . . . . . . . . . . . . . . . . . . . . . . .5
SECTION 3. LOAN ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . .5
     3.1  Manner of Borrowing Revolving Credit Loans . . . . . . . . . . . .5
     3.2  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     3.3  Mandatory and Permissive Prepayments . . . . . . . . . . . . . . .7
     3.4  Application of Payments and Collections. . . . . . . . . . . . . .7
     3.5  All Loans to Constitute One Obligation . . . . . . . . . . . . . .8
     3.6  Loan Account . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     3.7  Statements of Account. . . . . . . . . . . . . . . . . . . . . . .8
SECTION 4. TERM AND TERMINATION. . . . . . . . . . . . . . . . . . . . . . .8
     4.1  Term of Agreement. . . . . . . . . . . . . . . . . . . . . . . . .8
     4.2  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . .9
SECTION 5. SECURITY INTERESTS. . . . . . . . . . . . . . . . . . . . . . . .9
     5.1  Security Interest in Collateral. . . . . . . . . . . . . . . . . .9
     5.2  Lien Perfection; Further Assurances. . . . . . . . . . . . . . . 10
     5.3  Lien on Realty . . . . . . . . . . . . . . . . . . . . . . . . . 11
SECTION 6. COLLATERAL ADMINISTRATION . . . . . . . . . . . . . . . . . . . 11
     6.1  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     6.2  Administration of Accounts . . . . . . . . . . . . . . . . . . . 12
     6.3  Administration of Inventory. . . . . . . . . . . . . . . . . . . 12
     6.4  Administration of Equipment. . . . . . . . . . . . . . . . . . . 13
     6.5  Payment of Charges . . . . . . . . . . . . . . . . . . . . . . . 13

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SECTION 7. REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . 13
     7.1  General Representations and Warranties . . . . . . . . . . . . . 13
     7.2  Continuous Nature of Representations and Warranties. . . . . . . 17
     7.3  Survival of Representations and Warranties . . . . . . . . . . . 17
SECTION 8. COVENANTS  AND  CONTINUING  AGREEMENTS  . . . . . . . . . . . . 18
     8.1  Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . 18
     8.2  Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . 19
     8.3  Specific Financial Covenants . . . . . . . . . . . . . . . . . . 22
     8.4  Stock Ownership. . . . . . . . . . . . . . . . . . . . . . . . . 22
SECTION 9. CONDITIONS  PRECEDENT . . . . . . . . . . . . . . . . . . . . . 22
     9.1  Documentation. . . . . . . . . . . . . . . . . . . . . . . . . . 22
     9.2  No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     9.3  Other Loan Documents . . . . . . . . . . . . . . . . . . . . . . 24
     9.4  Availability . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     9.5  No Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . 24
SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES
            ON DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . .  24
     10.1 Events of Default. . . . . . . . . . . . . . . . . . . . . . . . 24
     10.2 Acceleration of the Obligations. . . . . . . . . . . . . . . . . 26
     10.3 Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . 27
     10.4 Remedies Cumulative; No Waiver . . . . . . . . . . . . . . . . . 28
SECTION 11. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 28
     11.1 Power of Attorney. . . . . . . . . . . . . . . . . . . . . . . . 28
     11.2 Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     11.3 Modification of Agreement; Sale of Interest. . . . . . . . . . . 29
     11.4 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     11.5 Successors and Assigns . . . . . . . . . . . . . . . . . . . . . 30
     11.6 Cumulative Effect; Conflict of Terms . . . . . . . . . . . . . . 30
     11.7 Execution in Counterparts. . . . . . . . . . . . . . . . . . . . 30
     11.8 Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     11.9 Lender's Consent . . . . . . . . . . . . . . . . . . . . . . . . 31
     11.10 Credit Inquiries. . . . . . . . . . . . . . . . . . . . . . . . 31
     11.11 Time of Essence . . . . . . . . . . . . . . . . . . . . . . . . 31
     11.12 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . 31
     11.13 Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . 31
     11.14 GOVERNING LAW; CONSENT TO FORUM . . . . . . . . . . . . . . . . 32
     11.15 WAIVERS BY BORROWER . . . . . . . . . . . . . . . . . . . . . . 33

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                            LOAN  AND  SECURITY  AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT is made this ____ day of March, 1998, by and between FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 200 Glastonbury Boulevard, Glastonbury, CT 06033 and THE ELECTRONICS BOUTIQUE, INC., a Pennsylvania corporation ("Borrower"), with its chief executive office at 931 South Matlack Street, West Chester, PA 19382.

     Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP, consistently applied.


SECTION 1. CREDIT  FACILITY

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a Total Credit Facility of up to $50,000,000.00 available upon Borrower's request therefor, as follows:

     1.1 Revolving Credit Loans. Lender agrees, for so long as no Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the lesser of (a) an amount equal to the difference between the Maximum Revolving Credit Amount and the outstanding balance of the Supplemental Loan or (b)the Borrowing Base, which shall be repayable in accordance with the terms of the Revolving Credit Note.
If the unpaid balance of the Revolving Credit Loans should exceed the Borrowing Base or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are due and payable on demand, secured by the Collateral other than the Mortgage and entitled to all benefits thereof.

     1.2 Supplemental Loan. Lender agrees that upon Borrower's request and so long as (i) no Event of Default is then outstanding, (ii) Borrower then executes and delivers to lender the Supplemental Loan Note, and (iii) Borrower executes and delivers or causes to be executed and delivered to Lender the Mortgage and all other documents described in and otherwise fulfills its obligations under
Section 5.3 hereof, it shall make a supplemental loan (the "Supplemental Loan") to Borrower in the principal amount of $6,000,000, which shall be repayable in accordance with the terms of the Supplemental Loan Note and shall be secured by all of the Collateral. Lender's obligation under this Section 1.2 shall terminate upon the earlier to occur of (a) the Maturity Date or (b) termination of the Revolving Credit.

     1.3  Use of Proceeds.  The proceeds of the Loans shall be used solely for
(i) satisfaction of all existing Indebtedness of Borrower to Bank of Seoul; (ii) Borrower's working capital needs;

and (iii) other corporate needs of Borrower not otherwise prohibited under the terms of Section 8.2 of this Agreement.


SECTION 2. INTEREST, FEES AND CHARGES

     2.1  Interest.

          2.1.1 Revolving Credit Interest:

                    (a) Rate Options. At the time of each Loan, and thereafter from time to time, Borrower shall have the right, subject to the terms and conditions of this Agreement, and provided no Event of Default has occurred and is continuing, to designate to Lender (in writing, if so requested by Lender) that all, or a portion of the Loans shall bear interest at either the (i) LIBOR Based Rate or (ii) Floating Rate. Interest on each portion thereof shall accrue and be paid at the time and rate applicable to the respective option selected by Borrower or otherwise governing under the terms of this Agreement. If for any reason the LIBOR Based Rate option is unavailable, the Floating Rate shall apply. The rate of interest on Floating Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Base Rate effective as of the opening of business on the day that any such change in the Base Rate occurs.

                         (i)  LIBOR Rate Option:

                              (A)  Requests.  Provided no Event of Default has
occurred and is continuing, and subject to the provisions of this Section 2.1.1
(a)(i), if Borrower desires to have the LIBOR Based Rate apply to all or a portion of the Loans, Borrower shall give Lender a written irrevocable request no later than 11:00 A.M. Eastern time on the second (2nd) Business Day prior to the requested borrowing date specifying (1) the date the LIBOR Based Rate shall apply (which shall be a Business Day), (2) the LIBOR Interest Period, and (3) the amount to be subject to the LIBOR Based Rate provided that such amount shall be an integral multiple of Five Hundred Thousand Dollars ($500,000.00). In no event may Borrower have outstanding at any time more than five (5) different tranches of LIBOR Rate Loans.

                              (B)  LIBOR Interest Periods.  LIBOR Rate Loans
shall be selected by Borrower for a LIBOR Interest Period during which the LIBOR Based Rate is applicable; provided, however, that if the LIBOR Interest Period would otherwise end on a day which shall not be a London Business Day, such LIBOR Interest Period shall be extended to the next preceding or succeeding London Business Day as is the Lender's custom in the market to which such LIBOR Rate Loan relates. All accrued and unpaid interest on a LIBOR Rate Loan shall be paid monthly in accordance with Section 3.2.2. No LIBOR Interest Period with respect to any of the Loans may end after the Maturity Date. Subject to all of the terms and conditions applicable to a request to convert all or a portion of the Loans to a LIBOR Rate Loan, Borrower may extend a LIBOR Rate Loan as of the last day of the LIBOR Interest Period to a new LIBOR Rate Loan. If Borrower fails to notify the Lender of the LIBOR Interest Period for a subsequent LIBOR Rate Loan at least two (2) Business Days prior to the last day of the then current LIBOR Interest Period of an outstanding LIBOR Rate Loan, then such outstanding LIBOR Rate Loan shall, at the end of the applicable LIBOR Interest Period, accrue interest at the Floating Rate.

                              (C)  Adjustments.  The Adjusted LIBOR Rate may be
automatically adjusted by Lender on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable LIBOR Interest Period, including but not limited to, changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor or other applicable governing body), excluding the Reserve Percentage and any Reserve which has resulted in a payment pursuant to Section 2.8 below, that increase the cost to Lender of funding the LIBOR Rate Loan. Lender shall promptly give Borrower notice of such a determination and adjustment, which determination shall be prima facie evidence of the correctness of the fact and the amount of such adjustment.

                              (D)  Unavailability.  If Borrower shall have
requested the rate based on the Adjusted LIBOR Rate in accordance with this
Section 2.1.1(a)(I) and Lender shall have determined, in good faith, that Eurodollar deposits equal to the amount of the principal of the requested LIBOR Rate Loan and for the LIBOR Interest Period specified are unavailable, or that the rate based on the Adjusted LIBOR Rate will not adequately and fairly reflect the cost of the Adjusted LIBOR Rate applicable to the specified LIBOR Interest Period, of making or maintaining the principal amount of the requested LIBOR Rate Loan during the LIBOR Interest Period specified, or that by reason of circumstances affecting Eurodollar markets, adequate means do not exist for ascertaining the rate based on the Adjusted LIBOR Rate applicable to the specified LIBOR Interest Period, Lender shall promptly give notice of such determination to Borrower that the rate based on the Adjusted LIBOR Rate is not available. A determination, in good faith, by Lender hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, (i) the obligation to convert to, or maintain a LIBOR Rate Loan at the rate based on the Adjusted LIBOR Rate shall be suspended until Lender shall have notified Borrower that such conditions shall have ceased to exist, and (ii) the portion of the Loans subject to the request or requested conversion shall accrue interest at the

Floating Rate.

          2.1.2 Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, and after written notice of Lender's intention to institute the Default Rate (as defined below), the principal amount of all Loans shall bear interest at a rate per annum equal to two hundred (200) basis points above the interest rate otherwise applicable thereto (the "Default Rate").

          2.1.3 Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement or the Notes are in contravention of any such law, the rate hereunder shall automatically be reduced to the maximum rate permitted by applicable law, and Lender shall, in its discretion, to the extent permitted by applicable law, apply such excess to the principal balance of the Loans or refund such excess to Borrower, and such provisions shall be deemed amended to conform thereto.

     2.2 Computation of Interest and Fees. Interest and all fees shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

     2.3 Commitment Fee. Borrower shall pay to Lender on the Closing Date, a commitment fee of $100,000, which is deemed fully earned and nonrefundable on the Closing Date.

     2.4 Collateral Management Fee. Borrower shall pay to Lender an annual collateral management fee of $25,000 ("Collateral Management Fee") which fee shall be fully earned, non-refundable, and payable quarterly in advance, commencing on the Closing Date and on the same day of each quarterly period thereafter.

     2.5 Audit and Appraisal Fees. Borrower shall pay to Lender audit and appraisal fees in accordance with Lender's current schedule of fees in effect from time to time in connection with Lender's audits and appraisals of Borrower's books and records and such other matters as Lender shall deem appropriate, plus all out-of-pocket expenses incurred by Lender in connection with such audits and appraisals; provided that, so long as no Event of Default has occurred and is continuing, all such audit and appraisal fees incurred during each 12 month period after the Closing Date shall be limited to, and included within, the Collateral Management Fee.

     2.6 Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the analysis, negotiation and preparation of this Agreement or any of the other Loan Documents and closing on the Credit Facility described herein (provided that Borrower's reimbursement obligation for legal fees (excluding out-of-pocket expenses) relating to closing on the Credit Facility shall be capped at $17,500.00), any amendment, modification, replacement or termination of this Agreement or any of the other Loan Documents;

(ii) the reasonable out-of-pocket expenses incurred in the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby (Borrower's reimbursement obligation under this clause (ii) to be limited to $5,000.00 per year absent the occurrence of an Event of Default, in which case, such reimbursement obligation shall be unlimited); (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (iv) any attempt (as permitted under this Agreement) following the occurrence of an Event of Default to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (v) any attempt (as permitted under this Agreement) to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrower. All amounts chargeable to Borrower under this
Section 2.6 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender and shall bear interest from the date such demand is made until paid in full at the Floating Rate applicable to the Loans from time to time. Borrower shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in Section 6 hereof.

     2.7 Bank Charges. Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender of proceeds of Loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection by Lender of any check or item of payment received or delivered to Lender on account of the Obligations. As of the Closing Date, the average wire transfer charges charged to Lender are approximately $20.00 per wire transfer.

     2.8 Indemnity re: LIBOR. Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all losses or expenses that Lender may sustain or incur as a consequence of any prepayment or any Default by Borrower in the payment of the principal of or interest on any LIBOR Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given by Borrower, including (but not limited to) any interest payable by Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder, and any other loss or expense incurred by Lender by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to make, continue, convert into or maintain, a LIBOR Rate Loan.


SECTION 3. LOAN ADMINISTRATION

     3.1 Manner of Borrowing Revolving Credit Loans. Borrowings under the Credit Facility established pursuant to Section 1 hereof shall be as follows:

          3.1.1 Loan Requests. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, by an Authorized Officer in the following manner: (i) Borrower may give Lender notice of the intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date (which shall be a Business Day), no later than 1:00 P.M. Eastern time on the proposed borrowing date, provided, however, that no such request may be made at a time when there exists an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement or any of the Notes, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. As an accommodation to Borrower, Lender shall permit telephonic requests for Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it.

          3.1.2 Disbursement. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to this subsection 3.1.2 as follows: (i) the proceeds of each Loan requested under subsection 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and
(ii) the proceeds of each Loan requested under subsection 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

          3.1.3  Authorization.  Borrower hereby irrevocably authorizes
Lender, in Lender's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan (regardless of whether an Overadvance is thereby created) a sum sufficient to pay all interest, when due, accrued on the Obligations during the immediately preceding month, all principal when due, and all costs, fees and expenses at any time owed by Borrower to Lender hereunder.

          3.1.4 Borrowing Base Certificates. Borrower shall give Lender a copy of its current inventory report as well as a current Borrowing Base Certificate on a monthly basis within ten (10) Business Days days of the end of each month.

     3.2 Payments. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

          3.2.1 Principal. Principal payable on account of Loans shall be payable by

Borrower to Lender immediately upon the earliest of (i) the receipt by Lender or Borrower of any proceeds of any of the Collateral to the extent of said proceeds under the conditions set forth in Section 3.3.1 below, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that if an Overadvance shall exist at any time, Borrower shall, on demand, repay the Overadvance.

          3.2.2 Interest. Interest accrued on the Loans shall be due on the earliest of (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month,
(ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to Section 4 hereof.

          3.2.3 Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower as and when provided in
Section 2 hereof to Lender or to any other Person designated by Lender in writing.

          3.2.4 Other Obligations. The balance of the Obligations (other than those set forth in this Section 3.2) requiring the payment of money shall be payable by Borrower to Lender as and when provided in this Agreement, the Notes, the Other Agreements or the Security Documents, or if not otherwise provided, then on demand.

     3.3  Mandatory and Permissive Prepayments.

          3.3.1 Proceeds of Sale, Loss, Destruction or Condemnation of Collateral. If Borrower sells any of its personal Property as permitted pursuant to this Agreement or if any of the Collateral is lost or destroyed or taken by condemnation and no Event of Default is then outstanding, the proceeds of any such sale, loss, destruction or taking (including insurance proceeds) may be retained by Borrower for any use in its business not prohibited hereunder. Under all other circumstances, all proceeds (including insurance proceeds) of any sale(s) of personal Property or of any loss, destruction, or taking of personal Property as well as all proceeds of any sale, destruction or taking of the real Property (if subject to the Mortgage) shall be immediately paid to or retained by Lender and applied as a mandatory prepayment of the Loans (first to the Supplemental Loan, then to the Revolving Credit Loans). Lender shall not be required to release its Mortgage on the Real Property in connection with any sale thereof unless the Supplemental Loan (including all accrued interest thereon) is then unconditionally paid in full.

          3.3.2 LIBOR Rate Loans. No portion of the LIBOR Rate Loans may be prepaid for any reason during a LIBOR Interest Period unless Borrower first satisfies in full its obligations under Section 2.8 arising from such prepayment.

     3.4 Application of Payments and Collections. Subject to subsection 2.2 of this Agreement, all items of payment received by Lender by 2:00 p.m. Eastern time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 2:00 p.m.

Eastern time, on any Business Day shall be deemed received on the following Business Day. Until payment in full of all Obligations and termination of this Agreement, Borrower irrevocably waives (except as expressly provided for in this Agreement or otherwise by Lender) the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, Borrower shall be entitled to direct whether a payment of principal be applied to the Supplemental Loan or the Revolving Credit Loans provided such application does not contravene any other requirement for application expressly set forth in this Agreement. If, as the result of receipt of proceeds or collections of Collateral as authorized by subsection 6.2.6 hereof, a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. Such credit balance may be applied to and offset any of the Obligations arising from time to time.

     3.5 All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of Borrower, and shall be secured by Lender's Lien upon all of the Collateral, subject to Section 4.2.4.

     3.6 Loan Account. Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

     3.7 Statements of Account. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower absent manifest error unless Lender is notified by Borrower in writing to the contrary within sixty (60) days of the date each accounting is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.


SECTION 4. TERM AND TERMINATION

     4.1 Term of Agreement. Subject to Lender's right to cease making Loans to Borrower upon or after the occurrence, and during the continuance, of any Default or Event of Default, this Agreement shall be in effect for a period of three (3) years from the date hereof (the "Original Term") and this Agreement shall automatically renew itself for one-year periods thereafter (the "Renewal Terms") unless terminated as provided in Section 4.2 hereof.

     4.2  Termination.

          4.2.1 Termination by Lender. Upon at least 90 days prior written notice to Borrower, Lender may terminate this Agreement as of the last day of the Original Term or the then current Renewal Term and Lender may terminate this Agreement without notice upon or after the occurrence, and during the continuance, of an Event of Default.

          4.2.2 Termination by Borrower. Upon at least 45 days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans on or after the termination date stated in such notice. Subject only to Section 4.2.4 below, Borrower may elect to terminate this Agreement in its entirety only and no section of this Agreement or type of Loan available hereunder may be terminated singly.

          4.2.3 Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination, and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrower or any Account Debtor and applied to the Obligations, Lender shall have received a written agreement in form and substance satisfactory to Lender, executed by Borrower and by any Person (whose creditworthiness for such purpose is reasonably acceptable to Lender) whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such potential loss or damage.

          4.2.4 Prepayment of Supplemental Loan. Borrower may at any time prepay all or a portion of the Supplemental Loan. At such time as the Supplemental Loan is unconditionally paid in full, the Mortgage shall be satisfied and released and be of no further force and effect.


SECTION 5. SECURITY INTERESTS

     5.1 Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing first Lien upon the following assets of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

          (i)  Accounts;

          (ii) Inventory;

          (iii) Equipment;

          (iv) Fixtures;

          (v) General Intangibles relating to credit card transactions and/or related to or arising from other Collateral;

          (vi) Instruments related to or arising from other Collateral;

          (vii) Documents related to or arising from other Collateral;

          (viii) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

          (ix) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (viii) above; and

          (x) All accessions to, substitutions for and all replacements and cash and non-cash proceeds of (i) through (ix) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral.

     5.2 Lien Perfection; Further Assurances. Borrower shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required by applicable law to perfect or to continue the perfection of Lender's Lien upon the Collateral, including without limitation, the execution of all instruments, documents and agreements required to have Lender's Lien noted on all certificates of title for Borrower's Property for which such a certificate has been issued and delivery to Lender of all Collateral requested by Lender to be so delivered in order for Lender to obtain a perfected Lien thereon. Unless prohibited by applicable law, and following Borrower's failure to do so after written request by Lender, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents, including, without limitation, delivery of all landlord/ warehousemen lien subordination/waiver agreements requested by Lender.

     5.3 Lien on Realty. Subject to the provisions of Section 4.2.4 hereof, the due and punctual payment and performance of the Obligations related to the Supplemental Loan shall also be secured by the Lien created by the Mortgage upon the Real Property of the Borrower described therein. The Mortgage shall be executed by the Borrower in favor of Lender and shall be duly recorded, at Borrower's expense, in each office where such recording is required to constitute a fully perfected first Lien on the Real Property covered thereby. Borrower shall deliver to Lender, at Borrower's expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Lender, which policies shall be in form and substance satisfactory to Lender and shall insure a valid first Lien in favor of Lender on the Real Property covered thereby, subject only to those exceptions acceptable to Lender and its counsel. Borrower shall deliver to Lender such other documents, including, without limitation, existing survey prints and flood plain certificates of the Real Property, as Lender and its counsel may request relating to the Real Property subject to the Mortgage.


SECTION 6. COLLATERAL ADMINISTRATION

     6.1  General

          6.1.1  Location of Collateral.  All Collateral, other than
Inventory in transit and motor vehicles, will at all times be kept by Borrower at one or more of the locations set forth in Exhibit 6.1.1 hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for (i) transfers of Collateral among locations on such Exhibit 6.1.1, (ii) sales of Inventory in the ordinary course of business; and (iii) removals of Equipment in connection with dispositions thereof that are authorized by subsection 6.4.2 hereof.

          6.1.2 Insurance of Collateral. Borrower shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrower's business, covering casualty, hazard, public liability, flood and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver the originals of such policies to Lender with satisfactory lender's loss payable endorsements, naming Lender as lender loss payee, assignee, mortgagee and/or additional insured, as appropriate and providing that all such insurance proceeds are paid to Lender. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, and after written demand from Lender to do so, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

          6.1.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, and Borrower fails to immediately make such past due payment after Lender requests in writing, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

     6.2  Administration of Accounts.

          6.2.1 Records, Schedules and Assignments of Accounts. Borrower shall keep accurate and complete records of its Accounts (including without limitation purchases made through use of credit cards) and all payments and collections thereon and shall submit to Lender, as Lender shall request if an Event of Default is outstanding, copies of such records.

          6.2.2 Collection of Accounts, Proceeds of Collateral. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts. If an Event of Default is outstanding, at the request of Lender, all remittances received by Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately remit the same in kind to Lender or to a depository account designated by Lender. Lender retains the right at all times after the occurrence of an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Borrower. Lender has no duty to protect, insure, collect or realize upon the Accounts or preserve rights therein.

     6.3  Administration of Inventory.

          6.3.1 Records and Reports of Inventory. Borrower shall keep accurate and complete records of its Inventory. Borrower shall continue to conduct a physical inventory in accordance with its prior procedures and shall provide to Lender a copy of its report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request. If Lender has accelerated the Obligations following the occurrence of an Event of Default, Lender shall have the right to require Borrower to conduct a physical inventory.

          6.3.2 Inventory Valuation System. Borrower shall at all times maintain an Inventory valuation system acceptable to Lender, Borrower's existing system being acceptable to Lender.

     6.4  Administration of Equipment.

          6.4.1 Records and Schedules of Equipment. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions thereof and if an Event of Default is outstanding shall furnish Lender, upon Lender's request, with a current schedule containing the foregoing information.

          6.4.2 Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof (a) other than in the ordinary course of its business or (b) without the prior written consent of Lender if an Event of Default is outstanding and Lender has so required in writing.

     6.5  Payment of Charges.  All amounts chargeable to Borrower under
Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable within 10 days following demand and shall bear interest from the date such advance was made until paid in full at the Floating Rate applicable to the Loans from time to time.


SECTION 7. REPRESENTATIONS AND WARRANTIES

     7.1 General Representations and Warranties. To induce Lender to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Lender that:

          7.1.1. Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit 7.1.1 hereto. There is no other state or jurisdiction where the character of its Properties or the nature of its activities make such qualification necessary and Borrower's lack of qualification is likely to have a Material Adverse Effect.

          7.1.2 Corporate Power and Authority. Borrower has full corporate power and authority to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not (i) require any consent or approval of the shareholders of Borrower; (ii) contravene Borrower's charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Borrower is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by Borrower.

          7.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with its respective terms.

          7.1.4 Capital Structure. Exhibit 7.1.4 hereto states (i) the correct name of each of the Subsidiaries, if any, of Borrower, its jurisdiction of incorporation and the percentage of its

Voting Stock owned by Borrower, (ii) the name of Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of Borrower and each Subsidiary of Borrower and (iv) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. Except as disclosed on Exhibit 7.1.4, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower or any of its Subsidiaries. Except as shown on Exhibit 7.1.4, there are no outstanding agreements or instruments binding upon any shareholder of Borrower relating to the ownership of its shares of capital stock.

          7.1.5 Corporate Names. Borrower has not been known as or used any corporate, fictitious or trade names except those listed on Exhibit 7.1.5 hereto during the 5 year period preceding the Closing Date. Except as set forth on Exhibit 7.1.5, Borrower has not been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the 5 year period preceding the Closing Date.

          7.1.6 Business Locations; Agent for Process. Borrower's chief executive offices and other places of business are as listed on Exhibit 6.1.1 hereto. During the preceding 5 year period, Borrower has not had an office, place of business or agent for service of process other than as listed on
Exhibit 6.1.1. Except as shown on Exhibit 6.1.1, no Inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

          7.1.7 Title to Properties; Priority of Liens. Borrower has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property (including the Real Property), and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Borrower has paid or discharged, or reserved for, all lawful claims which, if unpaid, might become a Lien against any Properties of Borrower that is not a Permitted Lien. The Liens granted to Lender under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

          7.1.8 Equipment. The Equipment is in satisfactory operating condition and repair, in light of its intended use, in all material respects.

          7.1.9 Financial Statements; Fiscal Year. The balance sheets of Borrower and such other Persons described therein (including the accounts of all Subsidiaries, if any, of Borrower for the respective periods during which a Subsidiary relationship existed) as of December 31, 1997 and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP and present fairly the financial positions of Borrower at such dates and the results of Borrower's operations for such period. Since December 31, 1997, there has been no material change in the condition, financial or otherwise, of Borrower and no change in the aggregate value of Equipment and real Property

(including the Real Property) owned by Borrower. The fiscal year of Borrower and each of its Subsidiaries ends on January 31 of each year.

          7.1.10 Full Disclosure. The financial statements referred to in subsection 7.1.10 hereof do not, nor does this Agreement or any other written statement of Borrower to Lender, contain any untrue statement of a material fact or, (when taken as a whole with all other information submitted by Borrower or made available to, and reviewed by Lender), omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Lender in writing which is likely to have Material Adverse Effect.

          7.1.11 Solvent Financial Condition. Borrower is now and, after giving effect to the Loans to be made hereunder, at all times will be, Solvent.

          7.1.12 Surety Obligations. Except as set forth on Exhibit 7.1.12 hereto, Borrower is not obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into or any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

          7.1.13 Taxes. Borrower's federal tax identification number is shown on Exhibit 7.1.13 hereto. Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and Borrower maintains reasonable reserves on its books therefor. The provision for taxes on the books of Borrower is adequate for all years not closed by applicable statutes, and for its current fiscal year.

          7.1.14 Brokers. There are no claims against Borrower for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

          7.1.15 Patents, Trademarks, Copyrights and Licenses. Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses used in and necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Exhibit 7.1.15 hereto.

          7.1.16 Governmental Consents. Borrower has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to do so would not be likely to have a Material Adverse Effect.

          7.1.17 Compliance with Laws. Except as set forth on Exhibit 7.1.17 hereto, Borrower has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to Borrower under any such law, rule or regulation except where such noncompliance would not be likely to have a Material Adverse Effect. Borrower has established and maintains an adequate monitoring system to ensure that it remains in compliance with all federal, state and local laws, regulations and rules applicable to it. To the best of Borrower's knowledge, no Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. Section 201 et seq.), as amended.

          7.1.18 Restrictions. Borrower is not a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Borrower is not a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit 7.1.18 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower.

          7.1.19 Litigation. Except as set forth on Exhibit 7.1.19 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or the business, operations, Properties, prospects, profits or condition of Borrower. Borrower is not in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

          7.1.20 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Borrower is not in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

          7.1.21 Pension Plans. Except as disclosed on Exhibit 7.1.21 hereto, Borrower does not have any Plan. Borrower is in full compliance in all material respects with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of Borrower exists in connection with any Plan. Neither Borrower nor any Subsidiary of Borrower has withdrawal liability in connection with a Multiemployer Plan.

          7.1.22 Third Party Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and credit card issuer having a merchant agreement with Borrower whose purchases individually or in the aggregate are material to the business of Borrower or with any material supplier, the effect of which is likely to have a Material Adverse Effect.
There exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or prevent Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

          7.1.23 Labor Relations. Except as described on Exhibit 7.1.23 hereto, Borrower is not a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

     7.2 Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall, in all material respects, remain accurate, complete and not misleading at all times during the term of this Agreement. Notwithstanding the foregoing, Lender acknowledges that certain of the representations and warranties contained in this Agreement may no longer be accurate if Borrower is recapitalized (including any recapitalization reflecting the transfer of Borrower's stock to a new Delaware holding company in exchange for stock of such company) as a result of a public offering of its stock. Lender agrees that any such inaccuracy which results from such a public offering shall not constitute an Event of Default provided the change in circumstances giving rise to such inaccuracy is not likely to have a Material Adverse Effect and Borrower discloses such changed circumstances to Lender in writing within thirty (30) days of the occurrence of such changed circumstances.

     7.3 Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.


SECTION 8. COVENANTS  AND  CONTINUING  AGREEMENTS

     8.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

          8.1.1 Visits and Inspections. Permit representatives of Lender, from time to time, but only during normal business hours and, provided no Event of Default has occurred, no more than four (4) times annually (after the occurrence of an Event of Default, there shall be no limit on frequency) to visit and inspect the Properties of Borrower, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations.

          8.1.2 Notices. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect.

          8.1.3 Financial Statements. Keep adequate records and books of account with respect to its business activities in which proper entries are made reflecting all of its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared on a consistent basis for Borrower alone without consolidation with any other Person):

                    (i) not later than 120 days after the close of each fiscal year of Borrower, unqualified audited financial statements of Borrower as of the end of such year, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender to have been prepared in accordance with GAAP;

                    (ii) not later than 30 days after the end of each month hereafter, including the last month of Borrower's fiscal year, unaudited interim financial statements of Borrower as of the end of such month and of the portion of Borrower's fiscal year then elapsed, certified by the principal financial officer of Borrower to have been prepared in accordance with GAAP and fairly to present the financial position and results of operations of Borrower for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                    (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has sent to all of its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                    (iv) promptly after the filing thereof, copies of any annual report to be filed under ERISA in connection with each Plan;

                    (v) upon completion, but not later than 30 days prior to the close of each fiscal year of Borrower, financial Projections for Borrower, for Borrower's upcoming fiscal year, prepared on a month by month basis, in form acceptable to Lender; and

                    (vi) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's financial condition or results of operations, including without limitation, detailed monthly accounts payable agings.

          Within 45 days after the delivery of the financial statements described in clause (i) of this subsection 8.1.3, Borrower shall forward to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of Borrower performed in connection with their examination of said financial statements, they are not aware of any Event of Default, or, if they are aware of such Event of Default, specifying the nature thereof, and acknowledging in a manner satisfactory to Lender, that they are aware that Lender is relying on such financial statements in making its decision with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this subsection 8.1.3, or more frequently if requested by Lender, Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of Exhibit 8.1.3 hereto executed by the chief financial officer of Borrower.

          8.1.4 Landlord and Storage Agreements. Provide Lender, upon request by Lender, with copies of all leases and other material written agreements between Borrower and any landlord or warehouseman which owns any warehouse or distribution facility at which any Inventory may, from time to time, be kept.

          8.1.5  Intentionally Omitted.

     8.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

          8.2.1 Mergers; Consolidations; Acquisitions. Merge or consolidate with any Person; nor acquire all or any substantial part of the Properties of any Person if (a) Aggregate Adjusted Availability would be less than $3,500,000 after taking into effect any such transaction, (b) an Event of Default is then outstanding or would otherwise occur after taking into effect any such transaction, or (c) in the case of a merger or consolidation, Borrower is not the surviving Person.

          8.2.2 Loans. Make any loans or other advances of money to any Person if (a) Aggregate Adjusted Availability would be less than $3,500,000 after taking into effect such a loan or other advance or (b) an Event of Default is then outstanding or would otherwise occur after taking into effect such a loan or other advance.

          8.2.3 Total Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness, except:

                    (i)  Obligations owing to Lender;

                    (ii) Subordinated Debt;

                    (iii) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged beyond normal business practice of Borrower, in each case incurred in the ordinary course of business and paid within the normal time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by such Borrower and its independent accountants;

                    (iv) Obligations to pay Rentals permitted by subsection
     8.2.13 and Capitalized Lease Obligations permitted under subsection 8.2.8;

                    (v)  Permitted Purchase Money Indebtedness;

                    (vi) taxes not yet due or being contested in the manner described in subsection 7.1.14 hereto;

                    (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and

                    (viii) any other Indebtedness if (a) Aggregate Adjusted Availability would be at least $3,500,000 after taking into effect the incurrence of such Indebtedness and (b) no Event of Default is then outstanding or would otherwise occur after taking into effect the incurrence of such Indebtedness.

          8.2.4 Affiliate Transactions. Enter into, or be a party to, any transaction with any Affiliate of Borrower or any stockholder, except (a) in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or (b) if (i) Aggregate Adjusted Availability would be at least $3,500,000 after taking into effect such transaction and (ii) no Event of Default is then outstanding or would otherwise occur after taking into effect such transaction.

          8.2.5 Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                    (i) Liens at any time granted in favor of Lender;

                    (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

                    (iii) such other Liens as appear on Exhibit 8.2.5 hereto;

                    (iv)  Purchase Money Liens securing Permitted Purchase
     Money

     Indebtedness;

                    (v) Liens on Borrower's real Property after the Supplemental Loan and all Obligations related thereto have been indefeasibly paid in full; and

                    (vi) such other Liens as Lender may hereafter approve in writing.

          8.2.6 Subordinated Debt. Make any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt in contravention of the written terms of any instrument evidencing such Subordinated Debt.

          8.2.7 Distributions. Declare or make any Distributions if (a) Aggregate Adjusted Availability would be less than $3,500,000 after taking into effect the proposed Distribution or (b) an Event of Default is then outstanding or would otherwise occur after taking into effect the proposed Distribution.

          8.2.8 Disposition of Assets. Sell, lease or otherwise dispose of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as there has been no acceleration of the Obligations; (ii) dispositions expressly authorized by this Agreement or (iii) other dispositions if (a) Aggregate Adjusted Availability would be at least $3,500,000 after taking into account the effects of such transaction and (b) no Event of Default is then outstanding or would occur after taking into account the effects of such transaction.

          8.2.9  Restricted Investment.  Make or have any Restricted
Investment if (a) Aggregate Adjusted Availability would be less than $3,500,000 after taking into effect such Restricted Investment or (b) an Event of Default is then outstanding or would otherwise occur after taking into effect of such Restricted Investment.

          8.2.10 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of Borrower.

     8.3 Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

          8.3.1 Minimum Net Worth. Maintain at all times a Net Worth of not less than $14,000,000.

          8.3.2 Minimum Cash Flow. Achieve a positive Cash Flow for the four fiscal quarters ending January 31, 1998 and for the four fiscal quarter period ending on the last day of each subsequent fiscal quarter.

     8.4 Stock Ownership. James Kim and/or any immediate family member of James Kim and/or any trust for which any such immediate family member is the beneficiary shall own and control, beneficially and of record, at least 25% in the aggregate, of the issued and outstanding capital stock (i) of Borrower, or
(ii) of Borrower's parent company if the stock of Borrower is transferred to such new parent company in conjunction with an initial public offering of Borrower's stock and in which case such parent company shall at all times own all issued and outstanding capital stock of Borrower.


SECTION 9. CONDITIONS  PRECEDENT

          Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

     9.1 Documentation. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time (provided however that the Supplemental Loan Note, Mortgage, Mortgagee Endorsement and the documents contemplated by subsection (I) below are to be provided contemporaneously with the making of the Supplemental Loan), all in form and substance satisfactory to Lender and its counsel, including, without limitation, the following:

          (A) Certified copies of Borrower's casualty insurance policies, together with loss payable endorsements on Lender's standard form of Lender Loss Payee and Mortgagee Endorsement naming Lender as lender loss payee and/or mortgagee, as applicable, and certified copies of Borrower's liability insurance policies, together with endorsements naming Lender as additional insured;

          (B) Certified copies of (i) resolutions of Borrower's board of directors authorizing the execution and delivery of this Agreement and the Loan Documents and the performance of all transactions contemplated hereby and thereby, (ii) Borrower's by-laws, and (iii) an incumbency certificate of Borrower;

          (C) A copy of the Articles or Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

          (D) Good standing certificate for Borrower, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its Properties necessitates qualification;

          (E) A closing certificate signed by the chief executive officer of Borrower dated as of the date hereof, stating that (i) the representations and warranties set forth in Section 7 hereof are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and (iii) on such date no Default or Event of Default has occurred or is continuing;

          (F) The Security Documents duly executed, accepted and acknowledged by or on behalf of each of the signatories thereto;

          (G)  The Other Agreements duly executed and delivered by Borrower;

          (H) The favorable, written opinion of counsel to Borrower as to the transactions contemplated by this Agreement and any of the other Loan Documents;

          (I) Title insurance reports and commitments, surveys and flood plain certificates of the Real Property;

          (J) Written instruction from Borrower directing the application of proceeds of the initial Loans made pursuant to this Agreement and an initial Borrowing Base Certificate from Borrower;

          (K) Payoff agreement and UCC-3 termination statements from Borrower's existing lender;

          (L) Execution and delivery by holders of the Subordinated Debt of intercreditor and subordination agreements and instruments evidencing such Subordinated Debt (all on payment terms acceptable to Lender);

          (M) UCC-1 financing statement, state and federal tax lien and judgment searches;

          (N)  Payment of all fees and expenses owing hereunder; and

          (O) Such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters.

     9.2  No Default.  No Default or Event of Default shall exist.

     9.3 Other Loan Documents. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

     9.4 Availability. Lender shall have determined that immediately after Lender has made the initial Loans contemplated hereby and paid all closing costs incurred in connection with the transactions contemplated hereby, Aggregate Adjusted Availability on the Closing Date shall not be less than $5,000,000.

     9.5 No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body (i) to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or (ii) which relates to the Collateral, assets, business operations or obligations of Borrower which (in Lender's judgment) could have a material adverse effect upon the creditworthiness, condition, operations or prospects (financial or otherwise) of Borrower.


SECTION 10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     10.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

          10.1.1 Payment of Obligations. Borrower shall fail to pay any Obligations owing hereunder or under the Notes, or any other of the Obligations, on the due date thereof (whether due at stated due date, maturity, on demand, upon acceleration, or otherwise).

          10.1.2 Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of Borrower or any Subsidiary of Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto, proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 7.2 hereof.

          10.1.3 Breach of Specific Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 5.2, 5.3, 8.1.1, 8.1.3, 8.2 or 8.3 hereof on the date that Borrower is required to perform, keep or observe such covenant.

          10.1.4 Breach of Other Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within twenty (20) days (ten (10) days in the case of a breach of the covenants contained in Section 6.1.1 hereof) after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower.

          10.1.5 Default Under Security Documents/Other Agreements. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

          10.1.6 Other Defaults. There shall occur any default with respect to the Subordinated Debt or any default or event of default on the part of Borrower under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) in excess of $50,000.

          10.1.7 Uninsured Losses. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

          10.1.8 Adverse Changes. There shall occur any material adverse change in the financial condition or business prospects of Borrower.

          10.1.9 Insolvency and Related Proceedings. Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower under the Bankruptcy Code (if against Borrower, the continuation of such proceeding for more than 30 days), or Borrower shall make any offer of settlement, extension or composition to its unsecured creditors generally.

          10.1.10 Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis; or Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to the continued or lawful operation of its business and which loss or revocation will have a Material Adverse Effect; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any part of its business affairs which will have a Material Adverse Effect; or any lease or agreement pursuant to which Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term and such cancellation or termination will have a Material Adverse Effect; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

          10.1.11 ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated in a "distress termination" pursuant to
Section 4041(c) or any such trustee shall be requested or appointed, or if Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's complete or partial withdrawal from such Plan.

          10.1.12 Challenge to Agreement. Borrower or any Subsidiary of Borrower shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

          10.1.13 Criminal Action or Forfeiture. Borrower shall be criminally indicted or convicted under any law or engage in any conduct which is reasonably likely to result in a forfeiture of any material Property of Borrower.

          10.1.14 Judgments. Any money judgment in excess of $1,000,000, writ of attachment or similar process is filed against Borrower.

     10.2 Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand, protest or further notice by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.9 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

     10.3 Other Remedies. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies (to the full extent permitted by applicable law):

          10.3.1 All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

          10.3.2 The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

          10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that 7 days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents

      and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral; second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

          10.3.4 Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

          10.3.5 Lender may, at its option, reduce or modify the Borrowing Base, or any portion thereof or the advance rates or to take additional reserves in the Borrowing Base.

     10.4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.


SECTION 11.  MISCELLANEOUS

     11.1 Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

          11.1.1 At such time or times as Lender or said agent, in its sole discretion, may determine if an Event of Default is outstanding, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

          11.1.2 At such time or times as Lender or its agent in its sole discretion may determine after Lender has accelerated the Obligations following the occurrence of an Event of Default: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations;
(viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

     11.2 Indemnity. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including attorneys' fees and legal expenses) as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. In addition, Borrower shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

     11.3 Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Borrower further agrees that Lender may disclose credit information regarding Borrower to any potential participant or assignee.

     11.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11.5 Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender.

     11.6 Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     11.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     11.8 Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

          If to Lender:       Fleet Capital Corporation
                              200 Glastonbury Boulevard
                              Glastonbury, CT  06033
                              Attention: Howard Handman, Vice President
                              Facsimile No.: 860-657-7759

          With a copy to:     Blank Rome Comisky & McCauley LLP
                              One Logan Square
                              Philadelphia, PA  19103
                              Attention:  Harvey I. Forman, Esq.
                               Facsimile No.: 215-569-5522

          If to Borrower:     The Electronics Boutique, Inc.
                              931 South Matlack St.
                              West Chester, PA 19382
                              Attention: John Panichello, Chief Financial
                              Officer
                              Facsimile No.: 610-430-6574

          With a copy to:     Siana, Shields & Vaughan
                              961 Pottstown Pike
                              Chester Springs, Pa 19425
                              Attention: Stephen Siana, Esquire
                              Facsimile No.: 610-321-5531

or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; provided, however, that any notice, request or demand to or upon Lender pursuant to subsections 2.1.1., 3.1.1 or
4.2.2 hereof shall not be effective until received by Lender.

     11.9 Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

     11.10 Credit Inquiries. Borrower hereby authorizes and permits Lender to respond to usual and customary credit inquiries from third parties concerning Borrower; provided, however, that Lender shall have no duty or obligation to so respond or continue to respond.

     11.11 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

     11.12 Entire Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

     11.13 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     11.14 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN PHILADELPHIA, PENNSYLVANIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN PENNSYLVANIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF PENNSYLVANIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY BORROWER OR LENDER, EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE COMMON PLEAS COURT OF PHILADELPHIA, PENNSYLVANIA OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

     11.15 WAIVERS BY BORROWER. BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL: (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED BY THIS AGREEMENT, NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     IN WITNESS WHEREOF, this Agreement has been duly executed in Philadelphia, Pennsylvania on the day and year specified at the beginning of this Agreement.

ATTEST:        THE ELECTRONICS BOUTIQUE, INC.

By:_________________________       By:_________________________
   Secretary
                                Title:________________________

Accepted in Philadelphia, PA

FLEET CAPITAL CORPORATION

By:___________________________

Title:_________________________

                                     APPENDIX  A

                                 GENERAL  DEFINITIONS

     When used in the Loan and Security Agreement dated as of _____________, 1998, by and between Fleet Capital Corporation and The Electronics Boutique, Inc. the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          Account Debtor - any Person who is or may become obligated under or on account of an Account.

          Accounts - collectively, all accounts and accounts receivable, contract rights arising from Borrower's agreements with credit card issuers, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquired any interest.

          Adjusted LIBOR Rate - For any LIBOR Interest Period, as applied to a LIBOR Rate Loan, the rate per annum (rounded upwards, if necessary to the next 1/16 of 1%) determined pursuant to the following formula:

          Adjusted Libor Rate =       Libor Rate
                               --------------------------
                              (1.00 - Reserve Percentage)

     For purposes hereof, "Libor Rate" shall mean the arithmetic average of the rates of interest per annum (rounded upwards, if necessary to the next 1/16 of 1%) at which Bank is offered deposits of United States Dollars in the interbank eurodollar loan market on or about 2:00 P.M. New York time two
     (2) Business Days prior to the commencement of such LIBOR Interest Period on amounts substantially equal to the LIBOR Rate Loan as to which Borrower may elect the Adjusted LIBOR Rate to be applicable with a maturity of comparable duration to the LIBOR Interest Period selected by Borrower for such LIBOR Rate Loan.

          Adjusted Net Earnings From Operations - with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Borrower, as reflected on the financial statement of Borrower supplied to Lender pursuant to subsection 8.1.3 of the Agreement, but excluding:

                  (i) any gain or loss arising from the sale of capital assets;

                 (ii)    any gain arising from any write-up of assets;

                (iii) earnings of any Subsidiary of Borrower accrued prior to the date it became a Subsidiary;

                 (iv) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation prior to the date of such acquisition;

                  (v) net earnings of any business entity (other than a Subsidiary of Borrower) in which Borrower has an ownership interest unless such net earnings shall have actually been received by Borrower in the form of cash distributions;

                 (vi) any portion of the net earnings of any Subsidiary of Borrower which for any reason is unavailable for payment of dividends to Borrower;

                (vii) the earnings of any Person to which any assets of Borrower shall have been sold, transferred of disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

               (viii) any gain arising from the acquisition of any Securities of Borrower; and

                 (ix) any gain arising from extraordinary or non-recurring items.

          Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

          Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A as each of the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time.

          Aggregate Adjusted Availability - at the time of determination, an amount equal to the then applicable Borrowing Base less the sum of (i) the amount of Revolving Credit Loans as of such time of determination (including Loans requested to be made on such date) plus (ii) all sums then due and owing to trade creditors which remain outstanding beyond normal trade terms or other normal business practice of Borrower, plus (iii) for the purposes of such determination on the Closing Date, closing payments and expenses.

          Authorized Officer - any officer of Borrower authorized by resolution of the Board of Directors of Borrower to execute documents, instruments, certificates and agreements on behalf of Borrower in favor of Lender and who is identified on the incumbency certificate referenced in Section 9.1(B) herein.

          Availability - the amount of money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) is subtracted from the lesser of (i) the Maximum Revolving Credit Amount (minus the outstanding balance of the Supplemental Loan) or (ii) the Borrowing Base. If the amount outstanding is equal to or greater than the Lesser of (i) Maximum Revolving Credit Amount or (ii) the Borrowing Base, Availability is 0.

          Bank - Fleet National Bank, or such other bank as Lender may hereafter designate.

          Base Rate - the rate of interest announced or quoted by Bank from time to time as its base rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such base rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

          Borrowing Base - as at any date of determination thereof, an amount equal to:

                    (a) 60% of the value of Eligible Inventory at such date calculated on the basis of the lower of cost or market on a first-in, first-out basis;

                                        MINUS

                    (b) such reserves as Lender may have established from time to time.

          Borrowing Base Certificate - the certificate signed by the chief executive officer, chief financial officer, controller or accounting manager of Borrower showing the status of Borrower's Inventory, outstanding Revolving Credit Loans and other information in the form of Exhibit A-1 to the Agreement.

          Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Commonwealth of Pennsylvania or is a day on which banking institutions located in such state are closed.

          Capital Expenditures - cash expenditures made for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations excluding expenditures for the replacement of any assets leased under a Capitalized Lease Obligation in connection with a casualty or loss thereof.

          Cash Flow - for any period, means Borrower's (i) Adjusted Net Earnings from

     Operations for such period plus (ii) depreciation and amortization expenses for such period plus (iii) deferred taxes for such period, plus (iv) expenses incurred by Borrower in conjunction with its anticipated initial public offering, less (v) non-financed Capital Expenditures, less (vi) principal payments on account of current maturities of long-term Indebtedness and less (vii) principal payments on Capitalized Lease Obligations, less (viii) cash Distributions (excluding the first $10,000,000 in 1998), less (ix) an amount equal to the difference (if a positive number) between (a) all loans and advances to Affiliates during such period and (b) all repayments of loans and advances received from Affiliates in such period, all as determined in accordance with GAAP.
     There shall be excluded from the foregoing calculations all proceeds received from and disbursements (other than under clause (iv) above) made of the proceeds of Borrower's anticipated initial public offering.
          Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          Closing Date - the date on which all of the conditions precedent in
     Section 9 of the Agreement are satisfied and the initial Loan is made or issued under the Agreement.

          Code - the Uniform Commercial Code as adopted and in force in the Commonwealth of Pennsylvania and as from time to time in effect.

          Collateral - all of the Property and interests in Property described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

          Credit Facility - the Revolving Credit Facility and Supplemental Loan.

          Default - an event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

          Default Rate - as defined in subsection 2.1.2 of the Agreement.

          Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

          Eligible Inventory - all Inventory of Borrower, unless it constitutes one of the following (the determination thereof to be in Lender's reasonable discretion):

                    (i)       it is not finished goods Inventory; or

                    (ii) it is slow-moving, obsolete, defective, or not deemed saleable in accordance with Borrower's standard practices; or

                    (iii) it does not meet all material standards imposed by any governmental agency or authority for Inventory of its type; or

                    (iv) it does not conform, in all material respects, to the warranties and representations applicable thereto set forth in the Agreement; or

                    (v) it is not at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien; or

                    (vi) it is not situated at a location in the United States or Puerto Rico listed on Exhibit 6.1.1 (as it may be amended, supplemented or replaced from time to time in writing) and as to which non-retail locations Lender has received a landlord's waiver or warehouseman's waiver acceptable to Lender; or

                    (vii) it is in transit (except in transit from any of Borrower's warehouses to its retail stores or between its retail stores); or

                    (viii)    it is sports collectible Inventory.

          Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to environmental matters.

          Equipment - collectively, all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

     ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

          Event of Default - as defined in Section 10.1 of the Agreement.

          Floating Rate - the Base Rate.

          Floating Rate Loans - collectively, all Loans bearing interest at the Floating Rate.
          GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

          General Intangibles - collectively, all personal property of Borrower (including without limitation choses in action, patents, trademarks and copyrights and applications therefor, tax and other types of refunds, deposits, licenses, contract rights, and computer disks, data and software) other than goods, Accounts, Chattel Paper, Documents, Instruments, Investment Property and money, whether now owned or hereafter created or acquired by Borrower.

          Indebtedness - as applied to a Person means, without duplication

                    (i) all items, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

                    (ii) all obligations of other Persons which such Person has guaranteed,

                    (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

                    (iv) in the case of Borrower (without duplication), the Obligations.

          Inventory - collectively, all Inventory of Borrower, whether now owned or hereafter acquired including, without limitation, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all Documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

          Investment Property - has the meaning ascribed thereto in the Code.

          LIBOR Interest Period - a period of one, two, three or six months duration during which the LIBOR Based Rate is applicable.

          LIBOR Based Rate - a rate of interest equal to the Adjusted LIBOR Rate plus 250 basis points.

          LIBOR Rate Loans - collectively, all Loans bearing interest at the LIBOR Based Rate.

          Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract and including, without limitation, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          Loan Account - the loan account established on the books of Lender pursuant to Section 3.6 of the Agreement.

          Loan Documents - the Agreement, the Other Agreements and the Security Documents as each of the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time.

          Loans - all loans and advances of any kind made by Lender pursuant to the Agreement, including without limitation the Revolving Credit Loans and the Supplemental Loan.

          London Business Day - any Business Day on which banks in London, England are open for business.

          Material Adverse Effect - a material and adverse effect on the (a) financial condition, business, prospects or Property of Borrower, (b) the ability of Borrower to pay or perform its obligations and undertakings hereunder, or (c) the validity or enforceability of the Obligations or Lender's Liens in the Collateral or the priority thereof.

          Maturity Date - the last day of the Original Term or, if any Renewal Term is in effect, then the last day of such Renewal Term.

          Maximum Revolving Credit Amount - $50,000,000.

          Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Borrower.

          Mortgage - that certain mortgage as described in Section 5.3 of the Agreement, as the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time, to be executed by Borrower in favor of Lender, to be in form and substance acceptable to Lender, and by which Borrower shall grant and convey to Lender, as security for the Supplemental Loan, a Lien upon the Real Property.

          Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

          Net Worth - at any date means a sum equal to:

             (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the assets of a Person would be shown on a balance sheet at such date in accordance with GAAP, minus

            (ii) the amount at which such Person's liabilities (other than capital stock and surplus and Subordinated Debt) and including as liabilities all reserves for contingencies and other potential liabilities, all as would be shown on such balance sheet in accordance with GAAP.

          Notes - collectively, the Revolving Credit Note and the Supplemental Loan Note.

          Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes without limitation, all interest, charges, fees, expenses, attorneys' fees, and any other sums chargeable to Borrower, under any of the Loan Documents.

          Original Term - as defined in Section 4.1 of the Agreement.

          Other Agreements - any and all agreements and instruments (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any guarantor, or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement, as each of the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time.

          Overadvance - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans exceeds the Borrowing Base.

          Participating Lender - each Person who shall be granted the right by Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.


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

          Permitted Liens - any Lien of a kind specified in subsection 8.2.5 of the Agreement.

          Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien.

          Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

          Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

          Projections - Borrower's forecasted Consolidated and Consolidating (if applicable) (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purchase price thereof, and
     (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

          Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets, the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

          Real Property - the real estate (with buildings, improvements, rents and profits) described on Exhibit A-2 to this Agreement.

          Regulation D - Regulation D of the Board of Governors of the Federal Reserve System, comprising Part 204 of Title 12, Code of Federal Regulations, as amended, and any successor thereto.

          Rentals - as defined in subsection 8.2.13 of the Agreement.

          Renewal Terms - as defined in Section 4.1 of the Agreement.

          Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

          Reserve - for any day, that reserve (expressed as a decimal) which is in effect (whether or not actually incurred) with respect to Bank on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which Bank is subject including any board or governmental or administrative agency of the United States or any other jurisdiction to which Bank is subject), for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for Eurocurrency liabilities as defined in Regulation D.

          Reserve Percentage - for Bank on any day, that percentage (expressed as a decimal) which is in effect on such day, prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which Lender is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which Bank is subject) for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for (i) deposits of United States Dollars or (ii) Eurocurrency liabilities as defined in Regulation D, in each case used to fund a LIBOR Rate Loan subject to an Adjusted LIBOR Rate. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective day of any change in the Reserve Percentage.

          Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                    (i) investments in one or more Subsidiaries of Borrower to the extent existing on the Closing Date;

                    (ii) Property to be used in the ordinary course of business;

                    (iii) Current assets arising from the sale of goods and services in the ordinary course of business of Borrower;

                    (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                    (v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000;

                    (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof; and

                    (vii) mutual funds that invest in any of the foregoing.

          Revolving Credit Loan - a Loan made by Lender as provided in Section
     1.1 of the Agreement.

          Revolving Credit Facility - the credit facility established by for the making of Revolving Credit Loans pursuant to Section 1.1.1 hereof.

          Revolving Credit Note - the secured promissory note to be executed by Borrower on the Closing Date in favor of Lender to evidence Borrower's obligation to repay the Revolving Credit Loans, which shall be in the form of Exhibit A-3 to the Agreement.

          Schedule of Accounts - as defined in subsection 6.4.1 of the Agreement.

          Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

          Security Documents - the Mortgage, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations, as each of the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time.

          Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

          Subordinated Debt - Unsecured indebtedness of Borrower that is subordinated to the Obligations in a manner, under terms and subject to a written agreement satisfactory to Lender.

          Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

          Supplemental Loan - the Loan described in subsection 1.2 of the Agreement.

          Supplemental Loan Note - the secured promissory note to be executed by Borrower in favor of Lender as a pre-condition to Lender's making the Supplemental Loan available to Borrower to evidence Borrower's obligation to pay the Supplemental Loan, which shall be in the form of Exhibit A-4 to the Agreement.

          Total Credit Facility - $50,000,000.

          Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

          Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                                   LIST OF EXHIBITS


Exhibit A-1         Borrowing Base Certificate
Exhibit A-2         Real Property
Exhibit A-3         Revolving Credit Note
Exhibit A-4         Supplemental Loan Note
Exhibit 6.1.1       Borrower's and each Subsidiary's Business Locations
Exhibit 7.1.1       Jurisdictions in which Borrower and each
                    Subsidiary is Authorized to do Business
Exhibit 7.1.4       Capital Structure of Borrower
Exhibit 7.1.5       Corporate Names
Exhibit 7.1.12      Existing Sureties
Exhibit 7.1.13      Tax Identification Numbers of Subsidiaries
Exhibit 7.1.15      Patents, Trademarks, Copyrights and Licenses
Exhibit 7.1.16      Contracts Restricting Borrower's Right to Incur Debts
Exhibit 7.1.17      Compliance with Laws
Exhibit 7.1.19      Litigation
Exhibit 7.1.21      Pension Plans
Exhibit 7.1.23      Labor Contracts
Exhibit 8.1.3       Compliance Certificate
Exhibit 8.2.5       Permitted Liens

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